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                                                                      EXHIBIT 21


         THE FOLLOWING IS A LIST OF SUBSIDIARIES OF CENTEX CONSTRUCTION PRODUCTS, INC., WHOLLY-OWNED UNLESS OTHERWISE STATED. THIS LIST OF SUBSIDIARIES INCLUDES ALL OF THE SIGNIFICANT SUBSIDIARIES OF CENTEX CONSTRUCTION PRODUCTS, INC. AS OF MAY 31, 2002.


                                                                                             JURISDICTION OF
ENTITY NAME                                                                                    ORGANIZATION
-----------                                                                                  ---------------

AMERICAN GYPSUM COMPANY                                                                            DELAWARE

AMERICAN GYPSUM MARKETING COMPANY
D/B/A AMERICAN GYPSUM MARKETING COMPANY, INC.                                                      DELAWARE

BP SAND & GRAVEL, INC.                                                                             DELAWARE

CENTEX CEMENT CORPORATION                                                                           NEVADA

CENTEX MATERIALS GP LTD, LLC                                                                       DELAWARE

CENTEX MATERIALS LP LTD, LLC
D/B/A CENTEX MATERIALS, LLC                                                                        DELAWARE

CENTEX MATERIALS, LP                                                                                TEXAS

CCP CEMENT COMPANY                                                                                  NEVADA

CCP CONCRETE/AGGREGATES COMPANY                                                                     NEVADA

CCP GYPSUM COMPANY                                                                                  NEVADA

CCP LAND COMPANY                                                                                    NEVADA

CXP FUNDING, LLC                                                                                   DELAWARE

HOLLIS & EASTERN RAILROAD COMPANY LLC                                                              DELAWARE

ILLINOIS CEMENT COMPANY                                                  50%                       ILLINOIS

ILLINOIS CEMENT COMPANY, JOINT VENTURE                                   50%                        TEXAS

M & W DRYWALL SUPPLY COMPANY                                                                        NEVADA

MATHEWS READYMIX, INC.                                                                            CALIFORNIA

MOUNTAIN CEMENT COMPANY                                                                             NEVADA

NEVADA CEMENT COMPANY                                                                               NEVADA

REPUBLIC FIBER COMPANY LLC                                                                         DELAWARE

REPUBLIC PAPERBOARD COMPANY LLC                                                                    DELAWARE

REPUBLIC RESOURCE CONTROL LLC                                                                      DELAWARE

TEXAS CEMENT COMPANY                                                                                NEVADA

TEXAS LEHIGH CEMENT COMPANY LP
D/B/A TEXAS LEHIGH CEMENT                                                50%                        TEXAS

TLCC GP LLC                                                                                        DELAWARE

TLCC LP LLC                                                                                        DELAWARE

WESTERN AGGREGATES, INC.
D/B/A CENTEX WESTERN AGGREGATES                                                                     NEVADA

WESTERN CEMENT COMPANY OF CALIFORNIA                                                              CALIFORNIA

WISCONSIN CEMENT COMPANY                                                 50%                      WISCONSIN
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